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EXHIBIT 16.1

                                                     Russell Beford
                                                     Stefanou Mirchandani LLP
                                                     Accountants and Advisors
                                                     1360 Beverly Road
                                                     Suite 305
                                                     McLean, Virginia 22101-3621
                                                     703-448-9200
                                                     703-448-3515/Fax


                                 June 14, 2006

VIA FAX AND US MAIL

Board of Directors
MKA Capital Inc.
c/o Mr. Jack Chen
Chief Executive Officer
2405-300 Hua Hai Road
Shanghai, 200021, PR China

Dear Mr. Chen:

         The purpose of this letter is to confirm the client-auditor relationship between MKA Capital Inc. (Commission File Number 000-50760) and Russell Bedford Stefanou Mirchandani LLP has ceased.



Sincerely,

                                             RUSSELL BEDFORD
                                             STEFANOU MIRCHANDANI LLP

                                             /s/ James Liggett
                                             -----------------------------------
                                             James Liggett, CPA

cc:  Office of the Chief Accountant
     SECPS Letter File
     Securities and Exchange Commission
     Mail Stop 9-5
     450 Fifth Street, N.W.
     Washington, D.C. 20549